NEWS RELEASE
July 19, 2018

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2018

2nd Quarter 2018 Highlights:

•
Net income of $44.4 million for the current quarter, an increase of $10.7 million, or 32 percent, over the prior year second quarter net income of $33.7 million. Pre-tax income of $53.9 million for the current quarter, an increase of $8.3 million, or 18 percent, over the prior year second quarter pre-tax income of $45.6 million.

•
Current quarter diluted earnings per share of $0.52, an increase of 8 percent from the prior quarter, and an increase of 21 percent from the prior year second quarter diluted earnings per share of $0.43.

•	Current quarter loan growth of $279 million, or 15 percent annualized.

•	Current quarter non-interest bearing deposits increased $103 million, or 15 percent annualized.

•	Net interest margin of 4.17 percent as a percentage of earning assets, on a tax equivalent basis, a 5 basis points increase over the 4.12 percent net interest margin in the prior year second quarter.

•	Dividend declared of $0.26 per share, an increase of $0.03 per share, or 13 percent, over the prior quarter. The dividend was the 133rd consecutive quarterly dividend.

•	The Company successfully completed the conversion of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank.

•
The Company announced appointment of David C. Boyles as a Director of the Company. Mr Boyles is a banker with over 45 years of banking experience in Colorado and has served as Chairman of the Board of Columbine Corp. and President of Guarantee Bank and Trust.

First Half of 2018 Highlights:

•
Net income of $82.9 million for the first half of 2018, an increase of $18.0 million, or 28 percent, over the first half of 2017 net income of $64.9 million. Pre-tax income of $100.8 million for the first half of 2018, an increase of $14.2 million, or 16 percent, over the first half of 2017 pre-tax income of $86.6 million.

•	Diluted earnings per share of $1.00, an increase of 19 percent from the prior year first six months diluted earnings per share of $0.84.

•	Organic loan growth of $389 million, or 12 percent annualized, for the first six months of the current year.

•
Net interest margin of 4.14 percent as a percentage of earning assets, on a tax equivalent basis, a 6 basis points increase over the 4.08 percent net interest margin in the first six months of the prior year.

•	Dividend declared of $0.49 per share, an increase of $0.07 per share, or 17 percent, over the prior year first six months.

•	The Company completed the acquisition of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado, with total assets of $551 million.

•	The Company completed the acquisition of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana, with total assets of $1.110 billion.

Financial Highlights

	At or for the Three Months ended			At or for the Six Months Ended
(Dollars in thousands, except per share and market data)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Operating results
Net income	$44,384	38,559	33,687	82,943	64,942
Basic earnings per share	$0.53	0.48	0.43	1.00	0.84
Diluted earnings per share	$0.52	0.48	0.43	1.00	0.84
Dividends declared per share	$0.26	0.23	0.21	0.49	0.42
Market value per share
Closing	$38.68	38.38	36.61	38.68	36.61
High	$41.47	41.24	37.41	41.47	38.17
Low	$35.77	36.72	31.56	35.77	31.56
Selected ratios and other data
Number of common stock shares outstanding	84,516,650	84,511,472	78,001,890	84,516,650	78,001,890
Average outstanding shares - basic	84,514,257	80,808,904	77,546,236	82,671,816	77,061,867
Average outstanding shares - diluted	84,559,268	80,887,135	77,592,325	82,734,407	77,125,677
Return on average assets (annualized)	1.53%	1.50%	1.39%	1.52%	1.37%
Return on average equity (annualized)	12.07%	11.90%	11.37%	11.99%	11.28%
Efficiency ratio	55.44%	57.80%	52.89%	56.54%	54.17%
Dividend payout ratio	49.06%	47.92%	48.84%	49.00%	50.00%
Loan to deposit ratio	84.92%	81.83%	81.86%	84.92%	81.86%
Number of full time equivalent employees	2,605	2,545	2,265	2,605	2,265
Number of locations	167	166	145	167	145
Number of ATMs	221	223	199	221	199

KALISPELL, Mont., Jul 19, 2018 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $44.4 million for the current quarter, an increase of $10.7 million, or 32 percent, from the $33.7 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.52 per share, an increase of $0.09, or 21 percent, from the prior year second quarter diluted earnings per share of $0.43. Included in the current quarter was $2.9 million of acquisition-related expenses. “We were very pleased to see our  business really pick up speed later in the current quarter.  This resulted in strong second quarter and year to date performance across the board.  The strength of our Western markets and the Glacier team once again exceeded expectations,” said Randy Chesler, President and Chief Executive Officer.

Net income for the six months ended June 30, 2018 was $82.9 million, an increase of $18.0 million, or 28 percent, from the $64.9 million of net income for the first six months of the prior year. Diluted earnings per share for the first half of 2018 was $1.00 per share, an increase of $0.16, or 19 percent, from the diluted earnings per share of $0.84 for the same period in the prior year.

On February 28, 2018, the Company completed the acquisition of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana (collectively, “FSB”). On January 31, 2018, the Company completed the acquisition of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). The Company’s results of operations and financial condition include the acquisitions beginning on the acquisition dates and the following table discloses the preliminary fair value estimates of selected classifications of assets and liabilities acquired:

	FSB	Collegiate
(Dollars in thousands)	February 28, 2018	January 31, 2018	Total
Total assets	$1,109,684	551,198	1,660,882
Debt securities	271,865	42,177	314,042
Loans receivable	627,767	354,252	982,019
Non-interest bearing deposits	301,468	170,022	471,490
Interest bearing deposits	576,118	267,149	843,267
Borrowings	36,880	12,509	49,389

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Cash and cash equivalents	$368,132	451,048	200,004	237,590	(82,916)	168,128	130,542
Debt securities, available-for-sale	2,177,352	2,154,845	1,778,243	2,142,472	22,507	399,109	34,880
Debt securities, held-to-maturity	620,409	634,413	648,313	659,347	(14,004)	(27,904)	(38,938)
Total debt securities	2,797,761	2,789,258	2,426,556	2,801,819	8,503	371,205	(4,058)
Loans receivable
Residential real estate	835,382	831,021	720,728	712,726	4,361	114,654	122,656
Commercial real estate	4,384,781	4,251,003	3,577,139	3,393,753	133,778	807,642	991,028
Other commercial	1,940,435	1,839,293	1,579,353	1,549,067	101,142	361,082	391,368
Home equity	511,043	489,879	457,918	445,245	21,164	53,125	65,798
Other consumer	277,031	258,834	242,686	244,971	18,197	34,345	32,060
Loans receivable	7,948,672	7,670,030	6,577,824	6,345,762	278,642	1,370,848	1,602,910
Allowance for loan and lease losses	(131,564)	(127,608)	(129,568)	(129,877)	(3,956)	(1,996)	(1,687)
Loans receivable, net	7,817,108	7,542,422	6,448,256	6,215,885	274,686	1,368,852	1,601,223
Other assets	914,643	876,050	631,533	644,200	38,593	283,110	270,443
Total assets	$11,897,644	11,658,778	9,706,349	9,899,494	238,866	2,191,295	1,998,150

Total debt securities of $2.798 billion at June 30, 2018 increased $8.5 million, or 30 basis points, during the current quarter and decreased $4.1 million, or 14 basis points, from the prior year second quarter. Debt securities represented 24 percent of total assets at June 30, 2018 compared to 28 percent of total assets at June 30, 2017.

The Company had a successful quarter in loan growth and the loan portfolio of $7.9 billion increased $279 million, or 15 percent annualized, during the current quarter. The loan category with the largest increase was commercial real estate loans which increased $134 million, or 3 percent. Excluding the FSB and Collegiate acquisitions, the loan portfolio increased $621 million, or 10 percent, since June 30, 2017 and was primarily driven by growth in commercial real estate loans, which increased $373 million, or 11 percent.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Allowance for loan and lease losses
Balance at beginning of period	$129,568	129,568	129,572	129,572
Provision for loan losses	5,513	795	10,824	4,611
Charge-offs	(7,611)	(5,007)	(19,331)	(8,818)
Recoveries	4,094	2,252	8,503	4,512
Balance at end of period	$131,564	127,608	129,568	129,877
Other real estate owned	$13,616	14,132	14,269	18,500
Accruing loans 90 days or more past due	12,751	5,402	6,077	3,198
Non-accrual loans	58,170	54,449	44,833	47,183
Total non-performing assets	$84,537	73,983	65,179	68,881
Non-performing assets as a percentage of subsidiary assets	0.71%	0.64%	0.68%	0.70%
Allowance for loan and lease losses as a percentage of non-performing loans	186%	213%	255%	258%
Allowance for loan and lease losses as a percentage of total loans	1.66%	1.66%	1.97%	2.05%
Net charge-offs as a percentage of total loans	0.04%	0.04%	0.17%	0.07%
Accruing loans 30-89 days past due	$39,650	44,963	37,687	31,124
Accruing troubled debt restructurings	$34,991	41,649	38,491	31,742
Non-accrual troubled debt restructurings	$18,380	13,289	23,709	25,418
U.S. government guarantees included in non-performing assets	$7,265	4,548	2,513	1,158

Non-performing assets at June 30, 2018 were $84.5 million, an increase of $10.6 million, or 14 percent, from the prior quarter and an increase of $15.7 million, or 23 percent, from the prior year second quarter. Non-performing assets as a percentage of subsidiary assets at June 30, 2018 was 0.71 percent, an increase of 7 basis points from the prior quarter, and an increase of 1 basis point from the prior year second quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $39.7 million at June 30, 2018 decreased $5.3 million from the prior quarter and early stage delinquencies as a percentage of loans at June 30, 2018 was 0.50 percent which was a decrease of 9 basis points from the prior quarter and a 1 basis point increase from prior year second quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at June 30, 2018 was 1.66 percent, which was stable compared to the prior quarter and a decrease of 31 basis points from 1.97 percent at December 31, 2017. This decrease was primarily driven by the addition of loans from new acquisitions, as they are added to the portfolio on a fair value basis and as a result do not require an allowance.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2018	$4,718	$762	1.66%	0.50%	0.71%
First quarter 2018	795	2,755	1.66%	0.59%	0.64%
Fourth quarter 2017	2,886	2,894	1.97%	0.57%	0.68%
Third quarter 2017	3,327	3,628	1.99%	0.45%	0.67%
Second quarter 2017	3,013	2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%
Third quarter 2016	626	478	2.37%	0.49%	0.84%

Net charge-offs for the current quarter were $762 thousand compared to $2.8 million for the prior quarter and $2.4 million from the same quarter last year. Current quarter provision for loan losses was $4.7 million, compared to $795 thousand in the prior quarter and $3.0 million in the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Deposits
Non-interest bearing deposits	$2,914,885	2,811,469	2,311,902	2,234,058	103,416	602,983	680,827
NOW and DDA accounts	2,354,214	2,400,693	1,695,246	1,717,351	(46,479)	658,968	636,863
Savings accounts	1,330,637	1,328,047	1,082,604	1,059,717	2,590	248,033	270,920
Money market deposit accounts	1,723,681	1,778,068	1,512,693	1,608,994	(54,387)	210,988	114,687
Certificate accounts	927,608	955,105	817,259	886,504	(27,497)	110,349	41,104
Core deposits, total	9,251,025	9,273,382	7,419,704	7,506,624	(22,357)	1,831,321	1,744,401
Wholesale deposits	172,550	145,463	160,043	291,339	27,087	12,507	(118,789)
Deposits, total	9,423,575	9,418,845	7,579,747	7,797,963	4,730	1,843,828	1,625,612
Repurchase agreements	361,515	395,794	362,573	451,050	(34,279)	(1,058)	(89,535)
Federal Home Loan Bank advances	395,037	155,057	353,995	211,505	239,980	41,042	183,532
Other borrowed funds	9,917	8,204	8,224	5,817	1,713	1,693	4,100
Subordinated debentures	134,058	134,061	126,135	126,063	(3)	7,923	7,995
Other liabilities	99,550	92,793	76,618	97,139	6,757	22,932	2,411
Total liabilities	$10,423,652	10,204,754	8,507,292	8,689,537	218,898	1,916,360	1,734,115

Core deposits of $9.251 billion as of June 30, 2018 decreased $22.4 million, or 24 basis points, from the prior quarter. Excluding acquisitions, core deposits increased $430 million, or 6 percent, from the prior year second quarter. Non-interest bearing deposits as of June 30, 2018 increased $103 million, or 4 percent from the prior quarter and organically increased $209 million, or 9 percent from the prior year second quarter.

Securities sold under agreements to repurchase of $362 million at June 30, 2018 decreased $34.3 million, or 9 percent, over prior quarter and decreased $89.5 million, or 20 percent, over prior year second quarter. Federal Home Loan Bank (“FHLB”) advances of $395 million at June 30, 2018, increased $240 million over the prior quarter to fund loan growth during the current quarter.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Common equity	$1,494,274	1,471,047	1,201,036	1,204,258	23,227	293,238	290,016
Accumulated other comprehensive (loss) income	(20,282)	(17,023)	(1,979)	5,699	(3,259)	(18,303)	(25,981)
Total stockholders’ equity	1,473,992	1,454,024	1,199,057	1,209,957	19,968	274,935	264,035
Goodwill and core deposit intangible, net	(342,243)	(343,991)	(191,995)	(193,249)	1,748	(150,248)	(148,994)
Tangible stockholders’ equity	$1,131,749	1,110,033	1,007,062	1,016,708	21,716	124,687	115,041

Stockholders’ equity to total assets	12.39%	12.47%	12.35%	12.22%
Tangible stockholders’ equity to total tangible assets	9.79%	9.81%	10.58%	10.47%
Book value per common share	$17.44	17.21	15.37	15.51	0.23	2.07	1.93
Tangible book value per common share	$13.39	13.13	12.91	13.03	0.26	0.48	0.36

Tangible stockholders’ equity of $1.132 billion at June 30, 2018 increased $22 million compared to the prior quarter which was the result of earnings retention. Tangible stockholders’ equity increased $115 million over the prior year second quarter which was the result of earnings retention, $181 million and $69.8 million of Company stock issued for the acquisitions of FSB and Collegiate, respectively; these increases more than offset the increase in goodwill and core deposit intangibles associated with the acquisitions. Tangible book value per common share at quarter end increased $0.26 per share from the prior quarter and increased $0.36 per share from a year ago.

Cash Dividends
On June 27, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share, an increase of $0.03 per share, or 13 percent from the prior quarter. The dividend was payable July 19, 2018 to shareholders of record on July 10, 2018. The dividend was the 133rd consecutive quarterly dividend. Dividends declared for the first half of 2018 were $0.49 per share, an increase of $0.07 per share, or 17 percent, over the same period last year. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2018
Compared to March 31, 2018 and June 30, 2017

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2017
Net interest income
Interest income	$117,715	103,066	94,032	14,649	23,683
Interest expense	9,161	7,774	7,774	1,387	1,387
Total net interest income	108,554	95,292	86,258	13,262	22,296
Non-interest income
Service charges and other fees	18,804	16,871	17,495	1,933	1,309
Miscellaneous loan fees and charges	2,243	1,477	1,092	766	1,151
Gain on sale of loans	8,142	6,097	7,532	2,045	610
Loss on sale of investments	(56)	(333)	(522)	277	466
Other income	2,695	1,974	2,059	721	636
Total non-interest income	31,828	26,086	27,656	5,742	4,172
Total income	$140,382	121,378	113,914	19,004	26,468
Net interest margin (tax-equivalent)	4.17%	4.10%	4.12%

Net Interest Income
The current quarter interest income of $118 million increased $14.6 million, or 14 percent, from the prior quarter and increased $23.7 million, or 25 percent, over the prior year second quarter with both increases primarily attributable to the increase in interest income from commercial loans. Interest income on commercial loans increased $10.3 million, or 16 percent, from the prior quarter and increased $19.6 million, or 35 percent, from the prior year second quarter.

The current quarter interest expense of $9.2 million increased $1.4 million, or 18 percent, from the prior quarter and increased $1.4 million, or 18 percent, from the prior year second quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 36 basis points compared to 35 basis points for the prior quarter and 37 basis points for the prior year second quarter. The 1 basis point increase from the prior quarter was driven by an increase in deposit rates which was partially offset by the increase in non-interest bearing deposits.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.17 percent compared to 4.10 percent in the prior quarter. The 7 basis points increase in the net interest margin was primarily the result of increased yields on the loan portfolio and also included a 2 basis points increase in loan discount accretion from the fair value adjustments of recently acquired banks. The current quarter net interest margin increased 5 basis points over the prior year second quarter net interest margin of 4.12 percent. Included in the current quarter margin was a 14 basis points decrease due to the reduction in the federal corporate income tax rate in 2018 by the Tax Cut and Jobs Act (“Tax Act”). The increase in the core margin from the prior year second quarter resulted from the remix of earning assets to higher yielding loans, increased yields on the loan portfolio, and stable funding costs. “The Bank divisions have been excellent in pricing loans at higher yields where possible in the current quarter.  They remain focused on maintaining a quality deposit franchise. We were especially pleased to see growth in non-interest bearing deposits,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $31.8 million, an increase of $5.7 million, or 22 percent, from the prior quarter and an increase of $4.2 million, or 15 percent, over the same quarter last year. Service charges and other fees of $18.8 million for the current quarter, increased $1.9 million, or 11 percent, from the prior quarter as a result of seasonality and the increased number of accounts, including from acquisitions. Service charges and other fees increased $1.3 million, 7 percent, from the prior year second quarter primarily due to the increased number of accounts from organic growth and acquisitions. Miscellaneous loan fees and charges increased $766 thousand, or 52 percent from prior quarter and increased $1.2 million, or 105 percent, from the prior year second quarter as a result of the recent acquisitions and increased loan growth. Gain on sale of loans increased $2.0 million, or 34 percent, from the prior quarter as a result of seasonality.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2017
Compensation and employee benefits	$49,023	45,721	39,498	3,302	9,525
Occupancy and equipment	7,662	7,274	6,560	388	1,102
Advertising and promotions	2,530	2,170	2,169	360	361
Data processing	4,241	3,967	3,409	274	832
Other real estate owned	211	72	442	139	(231)
Regulatory assessments and insurance	1,329	1,206	1,087	123	242
Core deposit intangibles amortization	1,748	1,056	639	692	1,109
Other expenses	15,051	12,161	11,505	2,890	3,546
Total non-interest expense	$81,795	73,627	65,309	8,168	16,486

Total non-interest expense of $81.8 million for the current quarter increased $8.2 million, or 11 percent, over the prior quarter and increased $16.5 million, or 25 percent, over the prior year second quarter. Compensation and employee benefits increased by $3.3 million, or 7 percent, from the prior quarter due to the increased number of employees from acquisitions. Compensation and employee benefits increased by $9.5 million, or 24 percent, from the prior year second quarter due to the increased number of employees from acquisitions and organic growth combined with annual salary increases. Occupancy and equipment expense increased $388 thousand, or 5 percent, over the prior quarter and increased $1.1 million, or 17 percent, over the prior year second quarter and was attributable to increased costs from acquisitions. Data processing expense increased $274 thousand, or 7 percent, from the prior quarter and increased $832 thousand, or 24 percent, from the prior year second quarter due to increased expenses from the acquisitions. Other expenses increased $2.9 million, or 24 percent, from the prior quarter and increased $3.5 million, or 31 percent, from the prior year second quarter primarily from an increase in acquisition-related expenses. Acquisition-related expenses were $2.9 million during the current quarter compared to $1.8 million in the prior quarter and $867 thousand in the prior year second quarter.

Federal and State Income Tax Expense
Tax expense during the second quarter of 2018 was $9.5 million, which is a decrease of $2.4 million, or 20 percent, from the prior year second quarter and was attributable to the decrease in the federal income tax rate driven by the Tax Act. The effective tax rate in the second quarter of 2018 was 18 percent compared to 26 percent in the prior year second quarter.

Efficiency Ratio
The current quarter efficiency ratio was 55.44 percent, a 236 basis points improvement from the prior quarter efficiency ratio of 57.80 percent. The decrease was the result of an increase in interest income and seasonal increases in gain on sale of loans and deposit service charges combined with the Company controlling operating costs.

Operating Results for Six Months Ended June 30, 2018
Compared to June 30, 2017

Income Summary

	Six Months Ended
(Dollars in thousands)	Jun 30, 2018	Jun 30, 2017	$ Change	% Change
Net interest income
Interest income	$220,781	$181,660	$39,121	22%
Interest expense	16,935	15,140	1,795	12%
Total net interest income	203,846	166,520	37,326	22%
Non-interest income
Service charges and other fees	35,675	33,128	2,547	8%
Miscellaneous loan fees and charges	3,720	2,072	1,648	80%
Gain on sale of loans	14,239	13,890	349	3%
Loss on sale of investments	(389)	(622)	233	(37)%
Other income	4,669	4,877	(208)	(4)%
Total non-interest income	57,914	53,345	4,569	9%
	$261,760	$219,865	$41,895	19%
Net interest margin (tax-equivalent)	4.14%	4.08%

Net Interest Income
Interest income for the the first six months of 2018 increased $39.1 million, or 22 percent, from the first six months of 2017 and was primarily attributable to a $35.2 million increase in interest income from commercial loans. Interest expense of $16.9 million for the first half of 2018 increased $1.8 million over the prior year same period. Interest expense on deposits decreased $408 thousand, or 5 percent, from the prior year and was due to the decrease in wholesale deposits. Interest expense on repurchase agreements, FHLB advances, and subordinated debt increased $2.2 million, or 36 percent, over the prior year and was primarily driven by the increase in interest rates. The total funding cost (including non-interest bearing deposits) for 2018 was 36 basis points compared to 37 basis points for 2017.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first six months of 2018 was 4.14 percent, a 6 basis points increase from the net interest margin of 4.08 percent for the first half of 2017. Included in the current year margin was a 14 basis points decrease compared to the prior year driven by the reduction in the federal corporate income tax rate. The increase in the margin was principally due to a shift in earning assets to higher yielding loans along with an increase in yields on the loan portfolio combined with stable cost of funds.

Non-interest Income
Non-interest income of $57.9 million for the first six months of 2018 increased $4.6 million, or 9 percent, over the same period last year. Service charges and other fees of $35.7 million for 2018 increased $2.5 million, or 8 percent, from the prior year as a result of an increased number of deposit accounts from organic growth and acquisitions. Miscellaneous loan fees and charges for the first half of 2018 increased $1.6 million, or 80 percent from the prior year as a result of the recent acquisitions and increased loan growth.

Non-interest Expense Summary

	Six Months Ended
(Dollars in thousands)	Jun 30, 2018	Jun 30, 2017	$ Change	% Change
Compensation and employee benefits	$94,744	$78,744	$16,000	20%
Occupancy and equipment	14,936	13,206	1,730	13%
Advertising and promotions	4,700	4,142	558	13%
Data processing	8,208	6,533	1,675	26%
Other real estate owned	283	715	(432)	(60)%
Regulatory assessments and insurance	2,535	2,148	387	18%
Core deposit intangibles amortization	2,804	1,240	1,564	126%
Other expenses	27,212	21,925	5,287	24%
Total non-interest expense	$155,422	$128,653	$26,769	21%

Total non-interest expense of $155.4 million for the first half of 2018 increased $26.8 million, or 21 percent, over prior year first half. Compensation and employee benefits for first six months of 2018 increased $16.0 million, or 20 percent, from the same period last year due to the increased number of employees from acquisitions and organic growth combined with annual salary increases. Occupancy and equipment expense for the first half of 2018 increased $1.7 million, or 13 percent from the prior year as a result of increased costs from acquisitions. Data processing expense for the current year increased $1.7 million, or 26 percent, from the prior year as a result of increased costs from the acquisitions. Current year other expenses of $27.2 million increased $5.3 million, or 24 percent, from the prior year and was from an increase in acquisition-related expenses. Acquisition-related expenses were $4.8 million during the first half of 2018 compared to $949 thousand in the prior year first half.

Provision for Loan Losses
The provision for loan losses was $5.5 million for the first half of 2018, an increase of $902 thousand from the same period in the prior year. Net charge-offs during the first half of 2018 were $3.5 million compared to $4.3 million during the same period in 2017.

Federal and State Income Tax Expense
Tax expense of $17.9 million in the first half of 2018 decreased $3.8 million, or 17 percent, over the prior year same period as a result of a decrease in the federal corporate income tax rate by the Tax Act. The effective tax rate in 2018 was 18 percent compared to 25 percent in the prior year.

Efficiency Ratio
The efficiency ratio of 56.54 percent for the first six months of 2018 increased 237 basis points from the prior year first six months efficiency ratio of 54.17. The increase included 280 basis points related to the decrease in the federal income tax rate and the increase in acquisition-related expenses.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•
legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 6584388. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/ihbz5btx. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 6584388 by August 3, 2018.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and its bank divisions: First Security Bank of Missoula; Valley Bank of Helena; Western Security Bank, Billings; First Bank of Montana, Lewistown; and First Security Bank, Bozeman, all located in Montana; as well as Mountain West Bank, Coeur d’Alene, operating in Idaho, Utah and Washington; First Bank, Powell, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango; and Collegiate Peaks Bank, Buena Vista both operating in Colorado; First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and The Foothills Bank, Yuma, operating in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
Assets
Cash on hand and in banks	$174,239	140,625	139,948	163,913
Federal funds sold	—	230	—	—
Interest bearing cash deposits	193,893	310,193	60,056	73,677
Cash and cash equivalents	368,132	451,048	200,004	237,590
Debt securities, available-for-sale	2,177,352	2,154,845	1,778,243	2,142,472
Debt securities, held-to-maturity	620,409	634,413	648,313	659,347
Total debt securities	2,797,761	2,789,258	2,426,556	2,801,819
Loans held for sale, at fair value	53,788	37,058	38,833	37,726
Loans receivable	7,948,672	7,670,030	6,577,824	6,345,762
Allowance for loan and lease losses	(131,564)	(127,608)	(129,568)	(129,877)
Loans receivable, net	7,817,108	7,542,422	6,448,256	6,215,885
Premises and equipment, net	240,373	238,491	177,348	179,823
Other real estate owned	13,616	14,132	14,269	18,500
Accrued interest receivable	55,973	54,376	44,462	46,921
Deferred tax asset	34,211	32,929	38,344	59,186
Core deposit intangible, net	52,708	54,456	14,184	15,438
Goodwill	289,535	289,535	177,811	177,811
Non-marketable equity securities	26,107	21,910	29,884	23,995
Bank-owned life insurance	81,379	81,787	59,351	58,612
Other assets	66,953	51,376	37,047	26,188
Total assets	$11,897,644	11,658,778	9,706,349	9,899,494
Liabilities
Non-interest bearing deposits	$2,914,885	2,811,469	2,311,902	2,234,058
Interest bearing deposits	6,508,690	6,607,376	5,267,845	5,563,905
Securities sold under agreements to repurchase	361,515	395,794	362,573	451,050
FHLB advances	395,037	155,057	353,995	211,505
Other borrowed funds	9,917	8,204	8,224	5,817
Subordinated debentures	134,058	134,061	126,135	126,063
Accrued interest payable	3,952	3,740	3,450	3,535
Other liabilities	95,598	89,053	73,168	93,604
Total liabilities	10,423,652	10,204,754	8,507,292	8,689,537
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	845	845	780	780
Paid-in capital	1,049,724	1,048,860	797,997	796,707
Retained earnings - substantially restricted	443,705	421,342	402,259	406,771
Accumulated other comprehensive (loss) income	(20,282)	(17,023)	(1,979)	5,699
Total stockholders’ equity	1,473,992	1,454,024	1,199,057	1,209,957
Total liabilities and stockholders’ equity	$11,897,644	11,658,778	9,706,349	9,899,494

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest Income
Debt securities	$22,370	20,142	21,379	42,512	43,318
Residential real estate loans	10,149	8,785	8,350	18,934	16,268
Commercial loans	75,824	65,515	56,182	141,339	106,152
Consumer and other loans	9,372	8,624	8,121	17,996	15,922
Total interest income	117,715	103,066	94,032	220,781	181,660
Interest Expense
Deposits	4,617	3,916	4,501	8,533	8,941
Securities sold under agreements to repurchase	486	485	443	971	825
Federal Home Loan Bank advances	2,513	2,089	1,734	4,602	3,244
Other borrowed funds	26	16	19	42	34
Subordinated debentures	1,519	1,268	1,077	2,787	2,096
Total interest expense	9,161	7,774	7,774	16,935	15,140
Net Interest Income	108,554	95,292	86,258	203,846	166,520
Provision for loan losses	4,718	795	3,013	5,513	4,611
Net interest income after provision for loan losses	103,836	94,497	83,245	198,333	161,909
Non-Interest Income
Service charges and other fees	18,804	16,871	17,495	35,675	33,128
Miscellaneous loan fees and charges	2,243	1,477	1,092	3,720	2,072
Gain on sale of loans	8,142	6,097	7,532	14,239	13,890
Loss on sale of debt securities	(56)	(333)	(522)	(389)	(622)
Other income	2,695	1,974	2,059	4,669	4,877
Total non-interest income	31,828	26,086	27,656	57,914	53,345
Non-Interest Expense
Compensation and employee benefits	49,023	45,721	39,498	94,744	78,744
Occupancy and equipment	7,662	7,274	6,560	14,936	13,206
Advertising and promotions	2,530	2,170	2,169	4,700	4,142
Data processing	4,241	3,967	3,409	8,208	6,533
Other real estate owned	211	72	442	283	715
Regulatory assessments and insurance	1,329	1,206	1,087	2,535	2,148
Core deposit intangibles amortization	1,748	1,056	639	2,804	1,240
Other expenses	15,051	12,161	11,505	27,212	21,925
Total non-interest expense	81,795	73,627	65,309	155,422	128,653
Income Before Income Taxes	53,869	46,956	45,592	100,825	86,601
Federal and state income tax expense	9,485	8,397	11,905	17,882	21,659
Net Income	$44,384	38,559	33,687	82,943	64,942

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2018			June 30, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$874,839	$10,149	4.64%	$738,309	$8,350	4.52%
Commercial loans [1]	6,158,095	76,834	5.00%	4,729,848	57,709	4.89%
Consumer and other loans	761,751	9,372	4.93%	680,158	8,121	4.79%
Total loans [2]	7,794,685	96,355	4.96%	6,148,315	74,180	4.84%
Tax-exempt debt securities [3]	1,085,520	12,634	4.66%	1,201,746	17,154	5.71%
Taxable debt securities [4]	1,931,846	12,630	2.62%	1,795,189	10,416	2.32%
Total earning assets	10,812,051	121,619	4.51%	9,145,250	101,750	4.46%
Goodwill and intangibles	343,201			174,857
Non-earning assets	473,750			393,574
Total assets	$11,629,002			$9,713,681
Liabilities
Non-interest bearing deposits	$2,800,719	$—	—%	$2,118,776	$—	—%
NOW and DDA accounts	2,316,927	1,009	0.17%	1,624,246	282	0.07%
Savings accounts	1,319,966	231	0.07%	1,047,790	154	0.06%
Money market deposit accounts	1,746,960	856	0.20%	1,551,009	608	0.16%
Certificate accounts	941,099	1,592	0.68%	906,416	1,303	0.58%
Total core deposits	9,125,671	3,688	0.16%	7,248,237	2,347	0.13%
Wholesale deposits [5]	153,127	929	2.43%	313,511	2,154	2.76%
FHLB advances	290,391	2,513	3.42%	340,259	1,734	2.02%
Repurchase agreements and other borrowed funds	510,636	2,031	1.60%	552,036	1,539	1.12%
Total funding liabilities	10,079,825	9,161	0.36%	8,454,043	7,774	0.37%
Other liabilities	74,600			71,119
Total liabilities	10,154,425			8,525,162
Stockholders’ Equity
Common stock	845			775
Paid-in capital	1,049,270			780,891
Retained earnings	443,607			405,772
Accumulated other comprehensive (loss) income	(19,145)			1,081
Total stockholders’ equity	1,474,577			1,188,519
Total liabilities and stockholders’ equity	$11,629,002			$9,713,681
Net interest income (tax-equivalent)		$112,458			$93,976
Net interest spread (tax-equivalent)			4.15%			4.09%
Net interest margin (tax-equivalent)			4.17%			4.12%
______________________________

[1]	Includes tax effect of $1.0 million and $1.5 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $2.6 million and $5.9 million on tax-exempt debt securities income for the three months ended June 30, 2018 and 2017, respectively.

[4]	Includes tax effect of $305 thousand and $339 thousand on federal income tax credits for the three months ended June 30, 2018 and 2017, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months Ended
	June 30, 2018			June 30, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$829,579	$18,934	4.56%	$723,950	$16,268	4.49%
Commercial loans [1]	5,856,533	143,308	4.93%	4,552,062	109,044	4.83%
Consumer and other loans	740,569	17,996	4.90%	676,340	15,922	4.75%
Total loans [2]	7,426,681	180,238	4.89%	5,952,352	141,234	4.78%
Tax-exempt debt securities [3]	1,089,605	25,429	4.67%	1,223,431	34,915	5.71%
Taxable debt securities [4]	1,793,849	22,902	2.55%	1,826,090	20,991	2.30%
Total earning assets	10,310,135	228,569	4.47%	9,001,873	197,140	4.42%
Goodwill and intangibles	281,673			167,017
Non-earning assets	432,533			381,492
Total assets	$11,024,341			$9,550,382
Liabilities
Non-interest bearing deposits	$2,637,342	$—	—%	$2,045,124	$—	—%
NOW and DDA accounts	2,165,039	1,827	0.17%	1,600,221	529	0.07%
Savings accounts	1,252,760	423	0.07%	1,031,540	300	0.06%
Money market deposit accounts	1,689,730	1,576	0.19%	1,520,771	1,173	0.16%
Certificate accounts	908,940	2,911	0.65%	929,841	2,636	0.57%
Total core deposits	8,653,811	6,737	0.16%	7,127,497	4,638	0.13%
Wholesale deposits [5]	151,362	1,796	2.39%	322,831	4,303	2.69%
FHLB advances	257,800	4,602	3.55%	305,933	3,244	2.11%
Repurchase agreements and other borrowed funds	516,108	3,800	1.48%	557,303	2,955	1.07%
Total funding liabilities	9,579,081	16,935	0.36%	8,313,564	15,140	0.37%
Other liabilities	50,421			76,241
Total liabilities	9,629,502			8,389,805
Stockholders’ Equity
Common stock	827			771
Paid-in capital	978,046			764,959
Retained earnings	432,143			397,829
Accumulated other comprehensive loss	(16,177)			(2,982)
Total stockholders’ equity	1,394,839			1,160,577
Total liabilities and stockholders’ equity	$11,024,341			$9,550,382
Net interest income (tax-equivalent)		$211,634			$182,000
Net interest spread (tax-equivalent)			4.11%			4.05%
Net interest margin (tax-equivalent)			4.14%			4.08%
______________________________

[1]	Includes tax effect of $2.0 million and $2.9 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $5.2 million and $11.9 million on tax-exempt investment securities income for the six months ended June 30, 2018 and 2017, respectively.

[4]	Includes tax effect of $609 thousand and $677 thousand on federal income tax credits for the six months ended June 30, 2018 and 2017, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Custom and owner occupied construction	$138,171	$140,440	$109,555	$103,816	(2)%	26%	33%
Pre-sold and spec construction	96,008	100,376	72,160	76,553	(4)%	33%	25%
Total residential construction	234,179	240,816	181,715	180,369	(3)%	29%	30%
Land development	108,641	76,528	82,398	80,044	42%	32%	36%
Consumer land or lots	110,846	119,469	102,289	107,124	(7)%	8%	3%
Unimproved land	72,150	68,862	65,753	67,935	5%	10%	6%
Developed lots for operative builders	12,708	13,093	14,592	12,337	(3)%	(13)%	3%
Commercial lots	27,661	43,232	23,770	25,675	(36)%	16%	8%
Other construction	478,037	420,632	391,835	307,547	14%	22%	55%
Total land, lot, and other construction	810,043	741,816	680,637	600,662	9%	19%	35%
Owner occupied	1,302,737	1,292,206	1,132,833	1,091,119	1%	15%	19%
Non-owner occupied	1,495,532	1,449,166	1,186,066	1,148,831	3%	26%	30%
Total commercial real estate	2,798,269	2,741,372	2,318,899	2,239,950	2%	21%	25%
Commercial and industrial	909,688	865,574	751,221	769,105	5%	21%	18%
Agriculture	661,218	620,342	450,616	457,286	7%	47%	45%
1st lien	1,072,917	1,014,361	877,335	849,601	6%	22%	26%
Junior lien	64,821	66,288	51,155	53,316	(2)%	27%	22%
Total 1-4 family	1,137,738	1,080,649	928,490	902,917	5%	23%	26%
Multifamily residential	218,061	219,310	189,342	172,523	(1)%	15%	26%
Home equity lines of credit	500,036	481,204	440,105	419,940	4%	14%	19%
Other consumer	164,288	162,171	148,247	155,098	1%	11%	6%
Total consumer	664,324	643,375	588,352	575,038	3%	13%	16%
States and political subdivisions	419,025	421,252	383,252	341,159	(1)%	9%	23%
Other	149,915	132,582	144,133	144,479	13%	4%	4%
Total loans receivable, including loans held for sale	8,002,460	7,707,088	6,616,657	6,383,488	4%	21%	25%
Less loans held for sale [1]	(53,788)	(37,058)	(38,833)	(37,726)	45%	39%	43%
Total loans receivable	$7,948,672	$7,670,030	$6,577,824	$6,345,762	4%	21%	25%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2018	Jun 30, 2018
Custom and owner occupied construction	$48	48	48	177	—	—	48
Pre-sold and spec construction	492	492	38	272	492	—	—
Total residential construction	540	540	86	449	492	—	48
Land development	7,564	7,802	7,888	8,428	901	—	6,663
Consumer land or lots	1,593	1,622	1,861	1,868	510	—	1,083
Unimproved land	9,962	10,294	10,866	11,933	8,453	28	1,481
Developed lots for operative builders	126	83	116	116	43	—	83
Commercial lots	1,059	1,312	1,312	1,559	13	—	1,046
Other construction	155	319	151	151	17	—	138
Total land, lot and other construction	20,459	21,432	22,194	24,055	9,937	28	10,494
Owner occupied	12,891	12,594	13,848	17,757	11,251	113	1,527
Non-owner occupied	15,337	5,346	4,584	2,791	7,734	7,108	495
Total commercial real estate	28,228	17,940	18,432	20,548	18,985	7,221	2,022
Commercial and industrial	7,692	6,313	5,294	4,753	6,577	1,070	45
Agriculture	10,497	10,476	3,931	2,877	7,946	2,551	—
1st lien	9,725	8,717	9,261	9,057	7,964	1,426	335
Junior lien	3,257	4,271	567	727	3,220	37	—
Total 1-4 family	12,982	12,988	9,828	9,784	11,184	1,463	335
Multifamily residential	634	652	—	—	634	—	—
Home equity lines of credit	3,112	3,312	3,292	5,864	2,205	274	633
Other consumer	393	330	322	551	210	144	39
Total consumer	3,505	3,642	3,614	6,415	2,415	418	672
States and political subdivisions	—	—	1,800	—	—	—	—
Total	$84,537	73,983	65,179	68,881	58,170	12,751	13,616

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Custom and owner occupied construction	$1,525	$611	$300	$493	150%	408%	209%
Pre-sold and spec construction	721	267	102	155	170%	607%	365%
Total residential construction	2,246	878	402	648	156%	459%	247%
Land development	728	585	—	—	24%	n/m	n/m
Consumer land or lots	471	485	353	808	(3)%	33%	(42)%
Unimproved land	1,450	889	662	1,115	63%	119%	30%
Developed lots for operative builders	—	464	7	—	(100)%	(100)%	n/m
Commercial lots	—	194	108	—	(100)%	(100)%	n/m
Other construction	—	76	—	—	(100)%	n/m	n/m
Total land, lot and other construction	2,649	2,693	1,130	1,923	(2)%	134%	38%
Owner occupied	3,571	13,904	4,726	5,038	(74)%	(24)%	(29)%
Non-owner occupied	8,414	3,842	2,399	6,533	119%	251%	29%
Total commercial real estate	11,985	17,746	7,125	11,571	(32)%	68%	4%
Commercial and industrial	5,745	5,746	6,472	5,825	—%	(11)%	(1)%
Agriculture	5,288	3,845	3,205	1,067	38%	65%	396%
1st lien	5,132	9,597	10,865	2,859	(47)%	(53)%	80%
Junior lien	989	240	4,348	815	312%	(77)%	21%
Total 1-4 family	6,121	9,837	15,213	3,674	(38)%	(60)%	67%
Multifamily Residential	—	—	—	2,011	n/m	n/m	(100)%
Home equity lines of credit	3,940	2,316	1,962	2,819	70%	101%	40%
Other consumer	1,665	1,849	2,109	1,572	(10)%	(21)%	6%
Total consumer	5,605	4,165	4,071	4,391	35%	38%	28%
Other	11	53	69	14	(79)%	(84)%	(21)%
Total	$39,650	$44,963	$37,687	$31,124	(12)%	5%	27%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2018
Pre-sold and spec construction	$(344)	(339)	(23)	(15)	17	361
Total residential construction	(344)	(339)	(23)	(15)	17	361
Land development	(107)	(5)	(143)	(46)	—	107
Consumer land or lots	(92)	(3)	222	(107)	206	298
Unimproved land	(144)	(73)	(304)	(110)	—	144
Developed lots for operative builders	33	—	(107)	(10)	33	—
Commercial lots	4	(2)	(6)	(3)	7	3
Other construction	—	—	389	390	—	—
Total land, lot and other construction	(306)	(83)	51	114	246	552
Owner occupied	1,000	962	3,908	853	1,084	84
Non-owner occupied	(4)	(47)	368	(2)	59	63
Total commercial real estate	996	915	4,276	851	1,143	147
Commercial and industrial	1,471	1,430	883	494	1,922	451
Agriculture	44	(2)	9	14	50	6
1st lien	(193)	(65)	(23)	(32)	47	240
Junior lien	(34)	(29)	719	746	47	81
Total 1-4 family	(227)	(94)	696	714	94	321
Multifamily residential	(6)	(6)	(230)	(229)	—	6
Home equity lines of credit	(38)	(32)	272	271	19	57
Other consumer	111	73	505	(8)	258	147
Total consumer	73	41	777	263	277	204
Other	1,816	893	4,389	2,100	3,862	2,046
Total	$3,517	2,755	10,828	4,306	7,611	4,094

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